UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                           May 26, 2015

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2015 Annual Shareholders Meeting of Southern California Gas Company (the “Company”) was held on May 26, 2015.   At the Annual Meeting, shareholders:

(1)

elected for the ensuing year all five of the director nominees listed below; and

(2)

adopted by a majority of votes cast the advisory approval of the Company’s executive compensation as reported in the Company’s information statement for the Annual Meeting.

Below are the final voting results.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dennis V. Arriola	91,350,970	0	0	0
Joseph A. Householder	91,350,970	0	0	0
Jessie J. Knight, Jr.	91,350,970	0	0	0
J. Bret Lane	91,350,970	0	0	0
Martha B. Wyrsch	91,350,970	0	0	0

Proposal 2: Advisory Approval of our Executive Compensation

Votes
Votes For	91,350,970
Votes Against	0
Abstentions	0
Broker Non-Vote	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: May 27, 2015	By: /s/ Bruce Folkmann
Bruce Folkmann Vice President, Controller and Chief Financial Officer